Exhibit 99.1

Codexis Reports Third quarter 2019 Financial Results

Total revenues rose 29% to $21.9 million driven by strength in R&D, product, and CodeEvolver® licensing revenues

Eleven customers each contributed at least a quarter million dollars in revenue

Conference call begins at 4:30 pm Eastern time today

REDWOOD CITY, Calif. (November 5, 2019) - Codexis, Inc. (Nasdaq: CDXS), a leading protein engineering company, announces financial results for the three and nine months ended September 30, 2019 and provides a business update.

“Our exceptional financial performance for the third quarter featured total revenues up 29% to nearly $22 million. Strength was delivered across both product and R&D revenues, which increased 23% and 35%, respectively versus the prior year,” said Codexis President and CEO John Nicols. “Importantly, revenues were derived from a larger and increasingly diverse customer base, with seven customers each contributing more than $1 million, and another four each adding at least $250,000 in revenues in the quarter. Strong growth in revenues combined with careful expense management resulted in a profit for the quarter.

“In addition, the quarter benefitted from advancements with our CodeEvolver® licensing strategy, starting with revenue from the Novartis agreement announced in May 2019. We also recognized revenue from a milestone payment from GlaxoSmithKline which marked the advancement of an enzyme developed under their agreement to practice our CodeEvolver® protein engineering platform technology; the enzyme was engineered to potentially improve a key step in the manufacturing process for one of their active pharmaceutical ingredients.”

Third Quarter Financial Highlights
Codexis is reporting two business segments: the Performance Enzymes segment, which consists of its protein catalyst and enzyme product and service offerings with a focus on pharmaceutical, food, molecular diagnostics and other industrial markets; and the Novel Biotherapeutics discovery and development segment.

Total revenues for the third quarter of 2019 were $21.9 million, up 29% from $16.9 million for the third quarter of 2018. Product revenue was $10.4 million, up 23% from $8.4 million for the third quarter of 2018, with the increase reflecting customer demand for enzymes for both branded and generic pharmaceutical products. Research and development (R&D) revenue for the third quarter of 2019 was $11.6 million, up 35% from $8.5 million for the prior-year period. The increase was primarily due to revenues under the Novartis CodeEvolver® Agreement and a milestone payment under the GSK CodeEvolver® Agreement, partially offset by lower development fees from Nestlé Health Science. R&D revenue for the third quarter of 2019 included $10.1 million from the Performance Enzymes segment and $1.5 million from the Novel Biotherapeutics segment. R&D revenue for the third quarter of 2018 included $3.7 million from the Performance Enzymes segment, which included the completion of services to Tate & Lyle, and $4.8 million from the Novel Biotherapeutics segment.

Gross margin on product revenue for the third quarter of 2019 was 51%, compared with 55% for the third quarter of 2018, with the decrease due to product mix.

R&D expenses were $8.7 million for the third quarter of 2019, compared with $7.9 million for the third quarter of 2018, with the increase primarily due to headcount, allocation of occupancy-related costs and lab supplies, partially offset by lower outside services. R&D expenses for the third quarter of 2019 included $5.3 million from the

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Performance Enzymes segment and $3.1 million from the Novel Biotherapeutics segment. R&D expenses for the third quarter of 2018 included $4.8 million from the Performance Enzymes segment and $2.9 million from the Novel Biotherapeutics segment.

Selling, general and administrative (SG&A) expenses for the third quarter of 2019 were $7.9 million, compared with $7.3 million for the third quarter of 2018, with the increase primarily due to higher facilities costs and headcount, partially offset by reductions in outside services and allocable occupancy-related costs. SG&A expenses for the third quarter of 2019 included $2.0 million from the Performance Enzymes segment, $0.7 million from the Novel Biotherapeutics segment and the remaining portion is included in $5.4 million in corporate overhead and depreciation and amortization expense. SG&A expenses for the third quarter of 2018 included $1.9 million from the Performance Enzymes segment, $0.2 million from Novel Biotherapeutics and the remaining portion is included in $5.4 million in corporate overhead, depreciation, amortization and other expenses, net.

Net income for the third quarter of 2019 was $0.3 million, or $0.01 per diluted share, compared with a net loss for the third quarter of 2018 of $2.0 million, or $0.04 per share. Non-GAAP net income for the third quarter of 2019 was $2.5 million, or $0.04 per diluted share, compared with non-GAAP net income for the third quarter of 2018 of $91,000, or $0.00 per diluted share. A reconciliation of GAAP to non-GAAP measures is provided below.

Year-to-date Financial Results
Total revenues for the nine months ended September 30, 2019 were $49.8 million, up 12% from $44.5 million for the nine months ended September 30, 2018, and included $24.6 million in product revenue and $25.2 million in R&D revenue. R&D revenue for the first nine months of 2019 included $16.5 million from the Performance Enzymes segment and $8.7 million from the Novel Biotherapeutics segment. R&D revenue for the first nine months of 2018 included $15.7 million from the Performance Enzymes segment and $10.5 million from the Novel Biotherapeutics segment.

Gross margin on product sales for the first nine months of 2019 was 50%, compared with 44% for the prior-year period, with the increase due to product mix.

R&D expenses for the first nine months of 2019 were $25.0 million, compared with $22.5 million for the first nine months of 2018, with the increase primarily due to headcount, allocation of occupancy-related costs and lab supplies, partially offset by decreases in stock-based compensation and outside services. R&D expenses for the first nine months of 2019 included $14.9 million from the Performance Enzymes segment and $9.3 million from the Novel Biotherapeutics segment. R&D expenses for the first nine months of 2018 included $14.5 million from the Performance Enzymes segment and $7.3 million from the Novel Biotherapeutics segment.

SG&A expenses for the first nine months of 2019 were $24.2 million, compared with $22.5 million for the first nine months of 2018, with the increase primarily due to higher facilities costs and headcount, partially offset by decreases in allocation of occupancy-related costs, stock-based compensation expense and outside services. SG&A expenses for the first nine months of 2019 included $6.5 million from the Performance Enzymes segment, $1.8 million from the Novel Biotherapeutics segment and the remaining portion is included in the $16.5 million in corporate overhead, depreciation, amortization and other expenses, net. SG&A expenses for the first nine months of 2018 included $5.7 million from Performance Enzymes, $0.6 million from the Novel Biotherapeutics segment and the remaining portion is included in the $16.6 million in corporate overhead, depreciation and amortization expense.

The net loss for the nine months ended September 30, 2019 was $11.3 million, or 0.20 per share, compared with a net loss for the nine months ended September 30, 2018 of $10.4 million, or $0.20 per share. Non-GAAP net loss for the first nine months of 2019 was $4.4 million, or $0.08 per share, compared with a non-GAAP net loss for the first nine months of 2018 of $3.4 million, or $0.07 per share.

Cash and cash equivalents as of September 30, 2019 were $92.1 million, compared with $53.0 million as of December 31, 2018.

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2019 Financial Outlook
Codexis is affirming its financial guidance for 2019, as follows:

•	Total revenues are expected to be $69 million to $72 million;

•	Product revenues are expected to be $26 million to $29 million; and

•	Gross margin on product revenues is expected to be 48% to 52%.

Non-GAAP Financial Measures
Consolidated financial information has been presented in accordance with GAAP as well as on a non-GAAP basis. On a non-GAAP basis, financial measures exclude the non-cash items depreciation expense and stock-based compensation expense. Non-GAAP financial measures presented are non-GAAP net income or loss, non-GAAP net income or loss per share (basic and diluted), non-GAAP R&D expense and non-GAAP SG&A expense. Non-GAAP operating expenses exclude stock-based compensation expense and depreciation of fixed assets.

Codexis management uses these non-GAAP financial measures to monitor and evaluate the Company’s operating results and trends on an ongoing basis, and internally for operating, budgeting and financial planning purposes. Codexis management believes the non-GAAP information is useful for investors by offering them the ability to identify trends in what management considers to be Codexis’ core operating results and to better understand how management evaluates the business. These non-GAAP measures have limitations, however, because they do not include all expenses that affect Codexis. These non-GAAP financial measures are not prepared in accordance with, and should not be considered in isolation of, or as an alternative to, measurements required by GAAP, and therefore these non-GAAP results should only be used for evaluation in conjunction with the corresponding GAAP measures. A description of the non-GAAP calculations and reconciliation to comparable GAAP financial measures is provided in the accompanying table entitled “Reconciliation of GAAP to Non-GAAP Financial Measures.”

Conference Call and Webcast
Codexis will hold a conference call and audio webcast today beginning at 4:30 p.m. Eastern time. The conference call dial-in numbers are 855-890-8665 for domestic callers and 720-634-2938 for international callers, and the passcode is 8406309. A live webcast of the call will be available on the Investors section of www.codexis.com.

A recording of the call will be available for 48 hours beginning approximately two hours after the completion of the call by dialing 855-859-2056 for domestic callers or 404-537-3406 for international callers. Please use the passcode 8406309 to access the recording. A webcast replay will be available on the Investors section of www.codexis.com for 30 days, beginning approximately two hours after the completion of the call.

About Codexis, Inc.
Codexis is a leading protein engineering company that applies its proprietary CodeEvolver® technology to develop proteins for a variety of applications, including as biocatalysts for the commercial manufacture of pharmaceuticals, fine chemicals and industrial enzymes, and enzymes as biotherapeutics and for use in molecular diagnostics. Codexis’ proven technology enables improvements in protein performance, meeting customer needs for rapid, cost-effective and sustainable manufacturing in multiple commercial-scale implementations of biocatalytic processes. For more information, see www.codexis.com.

Forward-Looking Statements
To the extent that statements contained in this press release are not descriptions of historical facts regarding Codexis, they are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including Codexis’ expectations regarding 2019 total revenues, product revenue and gross margin on product revenue. You should not place undue reliance on these forward-looking statements because they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond Codexis’ control and that could materially affect actual results. Factors that could materially affect actual results include, among others: Codexis’ dependence on its licensees and collaborators; Codexis’ dependence on a limited number of products and customers; potential adverse effects to Codexis’ business if its customers’ products are not received well in the markets; Codexis’ ability to

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deploy its technology platform in new market spaces; Codexis’ dependence on key personnel; Codexis’ ability to compete may decline if it loses some of its intellectual property rights; third party claims that Codexis infringes third party intellectual property rights; Codexis could face increased competition if third parties misappropriate Codexis biocatalysts; the uncertainties inherent in research and the clinical development process, including risks, uncertainties and costs associated with the successful development of biotherapeutic candidates, including obtaining development partners for Codexis’ unpartnered biotherapeutic programs and progressing such programs to clinical trials and regulatory approvals; Codexis’ dependence on its biotherapeutic licensees and collaborators, including Codexis’ dependence on Nestlé Health Science for the successful development and commercialization of CDX-6114; Codexis’ biotherapeutic programs are early stage, highly regulated and expensive; the regulatory approval processes of the FDA and comparable foreign authorities are lengthy, time consuming and the results inherently unpredictable; results of preclinical studies and early clinical trials of product candidates may not be predictive of results of later studies or trials; unintended or undesirable side effects of our product candidates could hinder or prevent receipt of regulatory approval; even if regulatory approval is obtained for any products that we develop alone or with collaborators, such products will remain subject to ongoing regulatory requirements and expenses; our biotherapeutic products may face competition in the market; Codexis’ dependence on a limited number of products and customers in its biocatalysis business; potential adverse effects to Codexis’ business if its customers’ pharmaceutical or food products are not received well in the markets; risks, uncertainties and costs associated with the successful development of biotherapeutic candidates, including obtaining development partners for its biotherapeutic programs and progressing such programs to clinical trials and regulatory approvals. Additional information about factors that could materially affect actual results can be found in Codexis’ Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 1, 2019 and Form 10-Q filed with the SEC on August 6, 2019, including under the caption “Risk Factors” and in Codexis’ other periodic reports filed with the SEC. Codexis expressly disclaims any intent or obligation to update these forward-looking statements, except as required by law.

Investor Contact:
LHA Investor Relations
Jody Cain, 310-691-7100
jcain@lhai.com

Financial Tables to Follow

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Codexis, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(In Thousands, Except Per Share Amounts)

	Three Months Ended September 30,		Nine months ended September 30,
	2019	2018	2019	2018
Revenues:
Product revenue	$10,351	$8,405	$24,588	$18,291
Research and development revenue	11,555	8,541	25,220	26,235
Total revenues	21,906	16,946	49,808	44,526
Costs and operating expenses:
Cost of product revenue	5,067	3,791	12,230	10,228
Research and development	8,711	7,917	25,000	22,464
Selling, general and administrative	7,869	7,344	24,180	22,485
Total costs and operating expenses	21,647	19,052	61,410	55,177
Income (loss) from operations	259	(2,106)	(11,602)	(10,651)
Interest income	480	199	929	444
Other expenses, net	(403)	(80)	(615)	(221)
Income (loss) before income taxes	336	(1,987)	(11,288)	(10,428)
Provision for (benefit from) income taxes	(7)	1	12	(11)
Net income (loss)	$343	$(1,988)	$(11,300)	$(10,417)

Net income (loss) per share, basic	$0.01	$(0.04)	$(0.20)	$(0.20)
Net income (loss) per share, diluted	$0.01	$(0.04)	$(0.20)	$(0.20)
Weighted average common stock shares used in computing net income (loss) per share, basic	58,287	53,597	55,818	51,609
Weighted average common stock shares used in computing net income (loss) per share, diluted	61,412	53,597	55,818	51,609

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Codexis, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(In Thousands)

	September 30, 2019	December 31, 2018
Assets
Current assets:
Cash and cash equivalents	$92,143	$53,039
Accounts receivable, net	12,327	11,551
Unbilled receivables, current	2,317	1,916
Inventories	397	589
Prepaid expenses and other current assets	1,553	1,068
Contract assets	1,193	35
Total current assets	109,930	68,198
Restricted cash	1,731	1,446
Equity securities	—	588
Right-of-use assets - Operating leases, net	24,542	—
Right-of-use assets - Finance leases, net	321	—
Property and equipment, net	6,241	4,759
Goodwill	3,241	3,241
Other non-current assets	190	1,051
Total assets	$146,196	$79,283
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$1,743	$3,050
Accrued compensation	4,695	5,272
Other accrued liabilities	6,182	4,855
Current portion of lease obligations - Operating leases	893	—
Current portion of lease obligations - Finance leases	122	—
Deferred revenue	1,288	4,936
Total current liabilities	14,923	18,113
Deferred revenue, net of current portion	1,988	3,352
Long-term lease obligations - Operating leases	25,554	—
Long-term lease obligations - Finance leases	—	61
Lease incentive obligation, net of current portion	—	35
Other long-term liabilities	1,223	1,416
Total liabilities	43,688	22,977

Stockholders' equity:
Common stock	6	5
Additional paid-in capital	444,276	386,775
Accumulated deficit	(341,774)	(330,474)
Total stockholders' equity	102,508	56,306
Total liabilities and stockholders' equity	$146,196	$79,283

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Codexis, Inc.
Segmented Information
(Unaudited)
(In Thousands)

	Three months ended September 30, 2019			Three months ended September 30, 2018
	Performance Enzymes	Novel Biotherapeutics	Total	Performance Enzymes	Novel Biotherapeutics	Total
Revenues:
Product revenue	$10,351	$—	$10,351	$8,405	$—	$8,405
Research and development revenue	10,073	1,482	11,555	3,720	4,821	8,541
Total revenues	20,424	1,482	21,906	12,125	4,821	16,946
Costs and operating expenses:
Cost of product revenue	5,067	—	5,067	3,791	—	3,791
Research and development (1)	5,313	3,080	8,393	4,758	2,920	7,678
Selling, general and administrative(1)	2,037	690	2,727	1,870	165	2,035
Total segment costs and operating expenses	12,417	3,770	16,187	10,419	3,085	13,504
Income (loss) from operations	$8,007	$(2,288)	$5,719	$1,706	$1,736	$3,442
Corporate costs (2)			(4,912)			(5,120)
Depreciation and amortization			(471)			(309)
Income (loss) before income taxes			$336			$(1,987)
(1) Research and development expenses and Selling, general and administrative expenses exclude depreciation and amortization of finance leases.
(2) Corporate costs include unallocated selling, general and administrative expense, interest income, and other income and expenses.

	Nine months ended September 30, 2019			Nine months ended September 30, 2018
	Performance Enzymes	Novel Biotherapeutics	Total	Performance Enzymes	Novel Biotherapeutics	Total
Revenues:
Product revenue	$24,588	$—	$24,588	$18,291	$—	$18,291
Research and development revenue	16,512	8,708	25,220	15,728	10,507	26,235
Total revenues	41,100	8,708	49,808	34,019	10,507	44,526
Costs and operating expenses:
Cost of product revenue	12,230	—	12,230	10,228	—	10,228
Research and development (1)	14,889	9,252	24,141	14,548	7,294	21,842
Selling, general and administrative(1)	6,499	1,768	8,267	5,695	615	6,310
Total segment costs and operating expenses	33,618	11,020	44,638	30,471	7,909	38,380
Income (loss) from operations	$7,482	$(2,312)	$5,170	$3,548	$2,598	$6,146
Corporate costs (2)			(15,185)			(15,762)
Depreciation and amortization			(1,273)			(812)
Loss before income taxes			$(11,288)			$(10,428)
(1) Research and development expenses and Selling, general and administrative expenses exclude depreciation and amortization of finance leases.
(2) Corporate costs include unallocated selling, general and administrative expense, interest income, and other income and expenses.

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Codexis, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)
(In Thousands, Except Per Share Amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018

(i) Research and development expenses
Research and development expenses - GAAP	$8,711	$7,917	$25,000	$22,464
Non-GAAP adjustments:
Depreciation expense(a)	(301)	(239)	(793)	(623)
Stock-based compensation(b)	(458)	(552)	(1,249)	(1,555)
Research and development expenses - Non-GAAP	$7,952	$7,126	22,958	20,286

(ii) Selling, general and administrative expenses
Selling, general and administrative expenses - GAAP	$7,869	$7,344	24,180	22,485
Non-GAAP adjustments:
Depreciation expense(a)	(125)	(70)	(325)	(189)
Stock-based compensation(b)	(1,274)	(1,218)	(4,534)	(4,652)
Selling, general and administrative expenses - Non-GAAP	$6,470	$6,056	19,321	17,644

(iii) Net Income (loss)
Net Income (loss) - GAAP	$343	$(1,988)	$(11,300)	$(10,417)
Non-GAAP adjustments:
Depreciation expense(a)	426	309	1,118	812
Stock-based compensation(b)	1,732	1,770	5,783	6,207
Net Income (loss) - Non-GAAP	$2,501	$91	$(4,399)	$(3,398)

(iv) Net Income (loss) per share
Net Income (loss) per share - GAAP, basic	$0.01	$(0.04)	$(0.20)	$(0.20)
Adjustments to GAAP net income (loss) per share (as detailed above)	0.03	0.04	0.12	0.13
Net income (loss) per share - Non-GAAP, basic	$0.04	$—	$(0.08)	$(0.07)

Net Income (loss) per share - GAAP, diluted	$0.01	$(0.04)	$(0.20)	$(0.20)
Adjustments to GAAP net income (loss) per share (as detailed above)	0.03	0.04	0.12	0.13
Net income (loss) per share - Non-GAAP, diluted	$0.04	$—	$(0.08)	$(0.07)

Weighted average common shares used in computing GAAP and non-GAAP net income (loss) per share, basic	58,287	53,597	55,818	51,609

Weighted average common shares used in computing GAAP net income (loss) per share, basic	58,287	53,597	55,818	51,609
Effect of dilutive shares	3,125	4,415	—	—
Weighted average common shares used in computing non-GAAP net income (loss) per share, diluted	61,412	58,012	55,818	51,609

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These non-GAAP financial measures exclude the following items:
(a) Depreciation expense: We provide non-GAAP information which excludes depreciation expense related to the depreciation of property and equipment. We believe that eliminating this expense from our non-GAAP measures is useful to investors, because the acquisition of property and equipment, and the corresponding depreciation expense, can be inconsistent in amount and can vary from period to period.
(b) Stock-based compensation expense: We provide non-GAAP information which excludes expenses for stock-based compensation. We believe the exclusion of this item allows for financial results that are more indicative of our operations. We also believe that the exclusion of stock-based compensation expense provides for a better comparison of Codexis' operating results to prior periods as the calculations of stock-based compensation vary from period to period and company to company due to different valuation methodologies, subjective assumptions and the variety of award types.
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